As filed with the Securities and Exchange Commission on April 24, 1998


                           Registration No. 333-_____
 -----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   ----------


                         NATIONAL COMPUTER SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                Minnesota                                    41-0850527
      (State or other jurisdiction                        (I.R.S. Employer
            of incorporation)                            Identification No.)


        11000 Prairie Lakes Drive
            Eden Prairie, MN                                   55344
(Address of principal executive offices)                     (Zip Code)


                         NATIONAL COMPUTER SYSTEMS, INC.
                            OSWALD STOCK OPTION PLAN
                            (Full title of the Plan)


            J. W. Fenton, Jr.                                 Copy to:
           Secretary/Treasurer                             Jay L. Swanson
      National Computer Systems, Inc.                   Dorsey & Whitney LLP
        11000 Prairie Lakes Drive                      Pillsbury Center South
      Eden Prairie, Minnesota 55344                    220 South Sixth Street
(Name and address of agent for service)             Minneapolis, Minnesota 55402

                                 (612) 829-3040
          (Telephone number, including area code, of agent for service)

                                    --------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
 Title of
Securities                   Proposed maximum    Proposed maximum     Amount of
  to be       Amount to be  offering price per  aggregate offering  registration
registered     registered        share (1)            price (1)          fee
-------------------------------------------------------------------------------
Common Stock,
$.03 par value    178,000         $ 24.3125         $ 4,327,625      $ 1,311.27
-------------------------------------------------------------------------------
 (1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market System on April 20, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference

                  The following documents, which have been filed by National Computer Systems, Inc. (the Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement as of their respective dates:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

                  (b) The description of the Company's Common Stock and Common Stock Purchase Rights contained in any Registration Statement filed by the Company for the purpose of updating any such description.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.           Indemnification of Directors and Officers

                  Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

                  The Bylaws of the Company provide that the Company shall indemnify such persons, for such liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521, as now enacted or hereafter amended.

                  Article IX of the Company's Restated Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when Article IX became effective.


  Item 8.           Exhibits

  Exhibit
  Number            Description
  -------           -----------
   5     -          Opinion of Counsel for the Company

  23.1   -          Consent of Independent Auditors

  23.2   -          Consent of Counsel for the Company (included in Exhibit 5)

  24     -          Power of Attorney


  Item 9.           Undertakings

                    The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota.

                                                 NATIONAL COMPUTER SYSTEMS, INC.


Dated: April 22, 1998                            By: /s/ J. W. Fenton, Jr.
                                                 -------------------------
                                                         J. W. Fenton, Jr.
                                                         Secretary/Treasurer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                  Name

By:  Russell A. Gullotti*           Chairman of the Board of Directors,
--------------------------          President and Chief Executive Officer
     Russell A. Gullotti            (principal executive officer)


By:  David C. Cox*                  Director
--------------------------
     David C. Cox

By:  Moses S. Joseph*               Director
--------------------------
     Moses S. Joseph

By:  Jean B. Keffeler*              Director
--------------------------
     Jean B. Keffeler

By:  Charles W. Oswald*             Director
--------------------------
     Charles W. Oswald

By:  Stephen G. Shank*              Director
--------------------------
     Stephen G. Shank

By:  John E. Steuri*                Director
--------------------------
     John E. Steuri

By:  John W. Vessey*                Director
--------------------------
     John W. Vessey

By:  Jeffrey W. Taylor*             Vice President and Chief Financial Officer
--------------------------          (principal financial and accounting officer)
      Jeffrey W. Taylor

*    Executed  on  behalf  of  the  indicated  officers  and  directors  of  the
     registrant  by  J.W.  Fenton,  Jr.,  Secretary/Treasurer,   duly  appointed
     attorney-in-fact.


/s/ J. W. Fenton, Jr.
(Attorney-in-fact)                                        Dated: April 22, 1998

                                EXHIBIT INDEX TO
                                    FORM S-8
                         NATIONAL COMPUTER SYSTEMS, INC.


         Exhibit
         Number                            Description

          5       -   Opinion of Counsel for the Company

         23.1     -   Consent of Independent Auditors

         23.2     -   Consent of Counsel for the Company (included in Exhibit 5)

         23       -   Power of Attorney